Exhibit 15.1

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 10, 2011

The Board of Directors

PrivateBancorp, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of PrivateBancorp, Inc. pertaining to the PrivateBancorp, Inc. 2011 Incentive Compensation Plan of our report dated May 9, 2011, relating to the unaudited consolidated interim financial statements of PrivateBancorp, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2011.

/s/ Ernst & Young LLP

Chicago, Illinois